CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258550 on Form S-6 of our report dated October 8, 2021, relating to the financial statements of FT 9670, comprising Dow(R) Target 5 4Q ‘21 - Term 1/9/23 (The Dow(R) Target 5 Portfolio, 4th Quarter 2021 Series); Dow(R) Target Dvd. 4Q ‘21 - Term 1/9/23 (The Dow(R) Target Dividend Portfolio, 4th Quarter 2021 Series); S&P Dvd. Aristocrats Target 25 4Q ‘21 - Term 1/9/23 (S&P Dividend Aristocrats Target 25 Portfolio, 4th Quarter 2021 Series); S&P Target 24 4Q ‘21 - Term 1/9/23 (S&P Target 24 Portfolio, 4th Quarter 2021 Series); S&P Target SMid 60 4Q ‘21 - Term 1/9/23 (S&P Target SMid 60 Portfolio, 4th Quarter 2021 Series); Target Divsd. Dvd. 4Q ‘21 - Term 1/9/23 (Target Diversified Dividend Portfolio, 4th Quarter 2021 Series); Target Focus 4 4Q ‘21 - Term 1/9/23 (Target Focus Four Portfolio, 4th Quarter 2021 Series); Target Global Dvd. Leaders 4Q ‘21 - Term 1/9/23 (Target Global Dividend Leaders Portfolio, 4th Quarter 2021 Series); Target Growth 4Q ‘21 - Term 1/9/23 (Target Growth Portfolio, 4th Quarter 2021 Series); Target Triad 4Q ‘21 - Term 1/9/23 (Target Triad Portfolio, 4th Quarter 2021 Series); Target VIP 4Q ‘21 - Term 1/9/23 (Target VIP Portfolio, 4th Quarter 2021 Series); and Value Line(R) Target 25 4Q ‘21 - Term 1/9/23 (Value Line(R) Target 25 Portfolio, 4th Quarter 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 8, 2021